Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE	Company Contact
September 18, 2012	Jacqueline E. Burwitz Vice President, Investor Relations 314-985-2169

Energizer Holdings, Inc. Announces Preliminary Results of Comprehensive Review
of Cost Structure and Operating Model

Estimated Gross Annualized Cost Savings of $175 to $200 Million

Nominating and Executive Compensation Committee of the Board Approves Revised Executive Compensation Metrics

Reaffirms Earnings Outlook for Fiscal 2012

ST. LOUIS -- September 18, 2012 -- Energizer Holdings, Inc. (NYSE: ENR) today announced that its management team, working closely with independent advisors, has completed its initial assessment of the Company's cost structure and operating model undertaken to improve its cost competitiveness and deliver enhanced financial returns.

Upon completion, Energizer expects to achieve gross annualized pre-tax cost savings of $175 to $200 million. The Company expects that 70-80% of the savings will improve profitability, and the remaining portion of the savings will be reinvested to drive long-term growth. Based on its initial analysis, the Company estimates one-time charges associated with achieving these benefits to be less than 1.25 times gross annualized savings.

Energizer anticipates that modest benefits from these initiatives will begin accruing in the second half of Fiscal 2013 and that a substantial portion of the actions necessary to achieve the total savings will be completed by the end of Fiscal 2014. Upon the approval of a final plan by the Board of Directors, the Company will provide details into the timing of the savings and related costs in its fiscal year-end earnings release and conference call on November 9, 2012.

These savings are expected to be achieved by simplifying processes and substantially reducing organizational complexity and costs, including:

•	Manufacturing facility rationalization, including support infrastructure, in the Household Products division;

•	Reduction of the global workforce;

•	Changes in Energizer's go-to-market strategies, including a streamlined international organization;

•	Reduction in overhead spending; and

•	Procurement savings.

The Company expects these savings to generate increased cash flow and improve key operating metrics, including gross margin and overheads as a percent of sales. In addition, the savings will enable increased investment in brand building and innovation to drive future growth.

“While the detailed work continues, we believe the preliminary assessment has identified the actions needed to support our long-term strategy to maximize cash flow in Household Products, support growth in Personal Care and drive shareholder value,” said Ward Klein, Chief Executive Officer. “We believe these initiatives will deliver substantial value for shareholders and will pursue these initiatives with urgency and focus, while establishing a framework to provide transparency and accountability. We are committed to improving our cost structure and operational performance while increasing our investments in brand building, innovation and category development.”

These initiatives are complementary to the Company's previously announced enterprise-wide Net Working Capital project. To provide additional insight and transparency on the Net Working Capital project, the Company is providing a detailed reconciliation of its internal Working Capital calculation, including the 2011 baseline and an update of the progress through the end of the fiscal third quarter, on the Company's website at www.energizerholdings.com, under "Investors", "Investor Information", "Webcasts and Presentations", and “Presentations” tabs or by using the following link:

http://phx.corporate-ir.net/phoenix.zhtml?c=124138&p=irol-presentations.

The Company will update this calculation in its quarterly earnings release in the future.

Revised Executive Compensation Metrics

The Company also announced today that the Nominating and Executive Compensation Committee of Energizer's Board of Directors approved changes to certain components of the Company's executive compensation structure, adding performance metrics to further focus the Company's executives on improving the long-term financial performance of the Company.  Historically, both the long-term and short-term executive performance awards have been based on the adjusted earnings per share of the Company. For the fiscal year beginning October 1, 2012, long-term performance incentive awards will be based on three new metrics:

•	Cumulative EBITDA, to reward growth in core operating earnings;

•	Return on invested capital, to support the Company's focus on cash flow, including improved working capital performance, and emphasize the importance of capital allocation decisions; and

•	Awards will then be adjusted based on the Company's relative total shareholder return performance against peer companies, to align awards received with the return earned by shareholders.

Short-term performance incentive targets for executives were also updated, and will now be based on the following metrics:

•	Cost savings, to focus on delivering on the initiatives announced today to investors;

•	Adjusted earnings per share, to encourage the Company's executive team to deliver bottom-line results;

•	Company-wide pre-tax operating profit, to reward overall business performance; and

•	Net working capital as a percentage of sales, to improve how the Company manages its working capital.

The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission with further details regarding these enhancements to the Company's executive compensation structure and metrics.

Fiscal 2012 Earnings Outlook Reaffirmed

Energizer today also reaffirmed its earnings outlook for fiscal 2012 diluted earnings per share in the range of $6.00 to $6.20 and reiterated its expectation that the diluted earnings per share in the fourth fiscal quarter will be above a year ago.

The Company expects to provide its initial financial outlook for 2013 during the fiscal fourth quarter earnings call on November 9, 2012, which will include details on the anticipated savings, related charges and timing impacts from its comprehensive review of its cost structure and operating model.

Forward Looking Statements
This press release contains forward-looking statements including without limitation those regarding Energizer's future business outlook, potential cost savings and the timing of any such savings, future investment in the business, actions required to obtain the savings detailed, future earnings, future earnings per share, changes to operating metrics, business strategy and the timing of future announcements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "likely," "will," "should" or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	General market and economic conditions;

•	The success of new products and the ability to continually develop new products;

•	Energizer's ability to predict consumption trends with respect to the overall battery category and Energizer's other businesses;

•	Energizer's ability to continue planned advertising and other promotional spending;

•	Energizer's ability to timely implement its strategic initiatives in a manner that will positively impact our financial condition and results of operations;

•	The impact of strategic initiatives on Energizer's relationships with its employees, its major customers and vendors;

•	Energizer's ability to improve operations and realize cost savings;

•	The impact of raw material and other commodity costs;

•	The impact of foreign currency exchange rates and offsetting hedges on Energizer's profitability for the year with any degree of certainty;

•	The impacts of interest and principal repayment from our debt;

•	The impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities;

•	Local currency movements.
The list of factors above is illustrative, but by no means exhaustive. In addition, estimates provided in this press release are preliminary and could change as the assessment develops, new information is obtained and the implementation progresses. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in Energizer's publicly filed documents; including its annual report on Form 10-K for the year ended September 30, 2011.
The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About Energizer:

Energizer Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer goods company operating globally in the broad categories of personal care and household products. Energizer's Personal Care Division offers a diversified range of consumer products in the wet shave, skin care, feminine care and infant care categories. Our portfolio includes well established brand names such as Schick(R) and Wilkinson Sword(R) men's and women's shaving systems and disposables; Edge(R) and Skintimate(R) shave preparations; Playtex(R) tampons, gloves and infant feeding products; Banana Boat(R) and Hawaiian Tropic(R) sun care products and Wet Ones(R) moist wipes. Energizer's Household Products Division offers consumers the broadest range of portable power solutions, anchored by our universally recognized Energizer(R) and Eveready(R) brands.